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                                                                    EXHIBIT 21.1

                    LIST OF SUBSIDIARIES OF COTT CORPORATION

                                                                       Direct or
                                                 Jurisdiction of       Indirect
                                                Incorporation or      Percentage
Name of Subsidiary                                Organization         Ownership
------------------                              ----------------      ----------
 1. Cott Holdings Inc.                       Delaware & Nova Scotia      100%
 2. Cott USA Corp.                           Georgia                     100%
 3. Cott Beverages Inc.*                     Georgia                     100%
 4. Northeast Retailer Brands LLC            Delaware                     51%
 5. Cott Vending Inc.                        Delaware                    100%
 6. Cott Beverages Wyomissing Inc.           Pennsylvania                100%
 7. CB Nevada Capital Inc.                   Nevada                      100%
 8. Interim BCB, LLC                         Delaware                    100%
 9. Northeast Finco Inc.                     Delaware                    100%
10. Cott NE Holdings Inc.                    Delaware                    100%
11. Cott USA Receivables Corp.               Delaware                    100%
12. BCB International Holdings               Cayman Islands              100%
13. BCB European Holdings                    Cayman Islands              100%
14. Cott Retail Brands Limited               United Kingdom              100%
15. Cott Europe Trading Limited              United Kingdom              100%
16. Cott Beverages Limited                   United Kingdom              100%
17. Cott Ltd.                                United Kingdom              100%
18. Macaw (Holdings) Limited                 United Kingdom              100%
19. Macaw (Soft Drinks) Limited              United Kingdom              100%
20. Cott Private Label Limited               United Kingdom              100%
21. Cott Retail Brands Netherlands BV        Netherlands                 100%

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
                                                                       Direct or
                                                 Jurisdiction of       Indirect
                                                Incorporation or      Percentage
Name of Subsidiary                                Organization         Ownership
------------------                              ----------------      ----------
22. 2011438 Ontario Ltd.                     Ontario                     100%
23. 804340 Ontario Limited                   Ontario                     100%
24. Cott Embotelladores de Mexico, S.A. de   Mexico                       90%
       C.V
25. Mexico Bottling Services, S.A. de C.V.   Mexico                      100%
26. Servicios Gerenciales de Mexico, S.A.    Mexico                      100%
       de C.V.
27. Cott do Brasil Industria, Comercio,      Brazil                      100%
       Importacao e Exportacao de Bebidas
       e Concentrados Ltda
28. Cott International Trading, Ltd.         Barbados                    100%
29. Cott International SRL                   Barbados                    100%
30. Cott Investment, L.L.C.                  Delaware                    100%
31. Cott Atlantic Company                    Nova Scotia                 100%
32. Cott Revelstoke Ltd.                     Canada                      100%
33. 967979 Ontario Limited                   Ontario                     100%
34. 156775 Canada Inc.                       Canada                      100%

Certain subsidiaries listed above; even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.

* This entity also does business as Cott Beverages USA, Cott International, Cott Concentrates and RC Cola International, each of which is a division of Cott Beverages Inc.